FRONTEER FINANCIAL HOLDINGS, LTD. ANNUAL MEETING
                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
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                        FRONTEER FINANCIAL HOLDINGS, LTD.
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                        FRONTEER FINANCIAL HOLDINGS, LTD.
                               One Norwest Center
                         1700 Lincoln Street, 32nd Floor
                             Denver, Colorado 80203


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be held on April 4, 1997


     NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (the "Meeting") of Fronteer Financial Holdings, Ltd., a Colorado corporation (the "Company"), will be held in the Florentine Room of the Hyatt Regency Denver, 1750 Welton Street, Denver, Colorado 80202 on April 4, 1997, at 10:00 a.m. Mountain Time, for the purpose of considering and voting upon proposals to:

     (1) Elect a Board of Directors to serve until the next Annual Meeting of Stockholders;

     (2)  Approve the September  1996  Incentive and  Nonstatutory  Stock Option
          Plan;

     (3) Authorize the Board of Directors of the Company to adopt an amendment to the Company's Articles of Incorporation at such time as the Board of Directors deems it appropriate to effectuate a reverse split of the Company's outstanding common stock in such manner as is deemed necessary by the Board of Directors of the Company in order for the Company to maintain its listing on the Nasdaq Small Cap Market or to obtain a listing on another trading system of the National Association of Securities Dealers, Inc., a national securities exchange or another securities trading market as selected by the Board of Directors of the Company in its sole discretion; and

          (4) Transact such other business as may lawfully come before the Meeting.

Only stockholders of record at the close of business on March 6, 1997 are entitled to notice of and to vote at the Meeting, and at any adjournment thereof. A list of the stockholders entitled to vote at the Meeting will be kept at the Company's offices located at One Norwest Center, 1700 Lincoln Street, 32nd Floor, Denver, Colorado, 80203 and will be available for inspection on written demand by any stockholder or his agent or attorney during regular business hours and during the period available for inspection as set forth in the Company's bylaws.

The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company. All stockholders are cordially invited to attend the Meeting in person. Whether you plan to attend or not, please date, sign and return the accompanying proxy in the enclosed return envelope, to which no postage need be affixed if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.






                                        BY ORDER OF THE BOARD OF DIRECTORS




                                        ROBERT L. LONG, SECRETARY
Denver, Colorado
March 12, 1997

                        FRONTEER FINANCIAL HOLDINGS, LTD.
                               One Norwest Center
                         1700 Lincoln Street, 32nd Floor
                             Denver, Colorado 80203

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON APRIL 4, 1997


     This proxy statement ("Proxy Statement") is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Fronteer Financial Holdings, Ltd. (the "Company") to be used at the Annual Meeting of Stockholders (the "Meeting") to be held in the Florentine Room of the Hyatt Regency Denver, 1750 Welton Street, Denver, Colorado 80202 on April 4, 1997, at 10:00 a.m. Mountain Time, and at any adjournment thereof.

     It is planned that this Proxy Statement and the accompanying Proxy will be mailed to the Company's stockholders on or about March 14, 1997.

     Any person signing and mailing the enclosed Proxy may revoke it at any time before it is voted by (i) giving written notice of the revocation to the Company's corporate secretary; (ii) voting in person at the Meeting; or (iii) voting again by submitting a new proxy card. Only the latest dated proxy card, including one which a person may vote in person at the Meeting, will count.


                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS
                      AND SECURITY OWNERSHIP OF MANAGEMENT

     Voting rights are vested in the holders of the Company's $0.01 par value common stock ("Common Stock") with each share entitled to one vote. Cumulative voting in the election of directors is not permitted. Only stockholders of record at the close of business on March 6, 1997, are entitled to notice of and to vote at the Meeting or any adjournments thereof. On March 6, 1997, the Company had 16,871,557 shares of Common Stock outstanding.

     The following table sets forth as of March 6, 1997, the number of shares of the Company's outstanding Common Stock beneficially owned by each of the Company's current directors and officers, sets forth the number of shares of the Company's Common Stock beneficially owned by all of the Company's current directors and officers as a group and sets forth the number of shares of the Company's Common Stock owned by each person who owned of record, or was known to own beneficially, more than 5% of the Company's outstanding shares of Common
Stock:

Name and Address of                  Amount and Nature
Beneficial Owner or                    of Beneficial          Percent of
Officer or Director                    Ownership (1)            Class
-------------------                  -----------------       ------------

Robert A. Fitzner, Jr.                   5,429,793(2)           32.2%
1700 Lincoln Street
32nd Floor
Denver, CO  80202

Robert L. Long                             869,792(3)            5.0%
1700 Lincoln Street
32nd Floor
Denver, CO  80202

Dennis W. Olson                            683,925(4)            4.0%
216 North 23rd Street
Bismarck, ND  58501

All officers and directors               6,983,510(5)           40.2%
as a group (3 persons)


------------------

(1) Except as indicated below, each person has the sole voting and investment power over the shares indicated.

(2) Includes 881,088 shares over which Mr. Fitzner has voting power pursuant to four Voting Agreements and Irrevocable Proxies dated June 2, 1995, one each between Mr. Fitzner and Dorothy K. Englebrecht, Steven Fishbein, Peter O'Leary and Arlene Wilson. The irrevocable proxies expire on July 16, 1997 and the voting trust agreements expire on September 15, 1997. Also includes shares underlying an option Mr. Fitzner has given to an employee of the Company to purchase 250,000 shares from Mr. Fitzner's personal holdings.

(3) Includes 78,125 shares underlying warrants and 320,000 shares underlying stock options currently exercisable, or exercisable within 60 days.

(4) Includes 100,000 shares of Common Stock underlying a stock option, 6,534 shares held in the Company's ESOP Plan, 2,172 shares held in the Company's 401(k) Plan, and 70,495 shares underlying Mr. Olson's 50% share in 140,990 shares jointly held by another employee of the Company.

(5) Includes shares underlying the stock options held by Mr. Olson and the warrants and options held by Mr. Long.


                        DIRECTORS AND EXECUTIVE OFFICERS

     Identification of Directors. The present term of office of each director will expire at the next annual meeting of stockholders and when his successor has been elected and qualified. The name, position with the Company, age of each director and the period during which each director has served are as follows:

Name and Position in the Company                  Age          Director Since
--------------------------------                  ---          --------------

Robert A. Fitzner, Jr..........................    51               1995
Chairman of the Board and Director

Dennis W. Olson................................    57               1977
President and Director

Robert L. Long.................................    64               1995
Secretary and Director


     The Company's Board held eight meetings during the Company's last fiscal year ended September 30, 1996. Four of such meetings consisted of consent directors minutes signed by all directors and four of such meetings were actual meetings at which all of the directors were present in person or by telephone. The Board has no standing audit, nominating or compensation committees or committees performing similar functions.

     There was no arrangement or understanding between any director and any other person pursuant to which any person was selected as a director.

     Identification of Executive Officers. Each executive officer will hold office until his successor duly is elected and qualified, until his death or resignation or until he shall be removed in the manner provided by the Company's bylaws. The Company's executive officers, their ages, positions with the Company and periods during which they served are as follows:

Name of Executive Officer and Position in Company               Age          Officer Since
-------------------------------------------------               ---          -------------
Robert A. Fitzner, Jr........................................    51              1996*
Chairman of the Board

Dennis W. Olson..............................................    57               1977
President

Robert L. Long...............................................    64              1996*
Secretary

*Mr. Fitzner has been the President of RAF Financial Corporation, a subsidiary of the Company ("RAF"), since 1984 and Mr. Long has been the Senior Vice President of RAF since 1990.

     There was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.

     Compliance With Section 16(a) of the Securities Exchange Act of 1934. To the Company's knowledge, during the Company's fiscal year ended September 30, 1996, there were no directors, officers or more than 10% stockholders of the Company that failed to timely file a Form 3, Form 4 or Form 5.

     Executive Compensation. The following table provides certain information pertaining to the compensation paid by the Company and its subsidiaries for services rendered by Dennis W. Olson, the President of the Company, Robert A. Fitzner, Jr., the Chairman of the Board of the Company and the President of RAF, and Robert L. Long, the Secretary of the Company and the Senior Vice President of RAF. RAF became a subsidiary of the Company in April 1995.



                                                     Summary Compensation Table
                                                                                                            Long Term
                                                                                                           Compensation
                                                                  Annual Compensation                         Awards
                                              --------------------------------------------------------    -------------
                                               Year                                           Other
                                               Ended                                          Annual        Securities    All Other
Name and                                      Septem-                                         Compen-       Underlying    Compensa-
Principal Position                            ber 30,      Salary($)         Bonus($)         sation($)     Options(#)      tion($)
------------------                            -------      --------          -------          --------    -------------   ----------

Dennis W. Olson .......................        1996        123,500(a)          9,000            (c)              0              0
 President of the                              1995        119,710            10,000            (c)              0        100,000(e)
 Company                                       1994        113,960            12,000            (c)              0              0

Robert A. Fitzner, Jr..................        1996        162,000(b)         40,000              0              0         76,300(e)
 Chairman of the                               1995        162,000(b)         40,000              0              0          1,279(e)
 Board of Directors,                           1994        167,500(b)         40,000              0              0          1,337(e)
 and President of
 RAF

Robert L. Long ........................        1996        272,612(d)              0              0        800,000        667,236(e)
 Secretary of the                              1995        320,500(d)              0              0              0              0
 Company, and                                  1994        453,551(d)              0              0              0              0
 Senior Vice
 President of RAF


(a) See "Employment Contracts and Termination of Employment and Change In Control Arrangements" below for a description of Mr. Olson's employment contract with the Company.

(b) Includes $30,000 paid as a directors fee to Mr. Fitzner by Secutron Corp., 60% of the outstanding stock of which is owned by the Company.

(c) The Company provided Mr. Olson with certain other benefits; however, these benefits did not exceed 10% of his aggregate cash compensation for each of the periods indicated.

(d) Officers of the Company are frequently responsible for conducting transactions for which they receive commission and or/fee compensation. In Mr. Long's case, total annual compensation is and has been transactional commissions and/or fees.

(e) Mr. Olson received a commission as a result of the sale of several of the Company's telephone directories to Telecom USA Publishing Company. Mr. Fitzner received a commission as a result of the sale of the Company's clearing division and has received an annual Company matching contribution as a result of his contribution to a savings plan. Mr. Long received commissions as a result of the acquisition of the assets of RAFCO, Ltd. ("RAFCO"), which was the holding company of RAF, and as a result of the sale of the Company's clearing division. Mr. Long also realized a profit of $417,236 as a result of the exercise of warrants of companies that he received as compensation for underwritings by RAF. This amount represents the difference between the exercise price of the warrants and the sales price of the underlying stock. See "Transactions With Management and Others and Certain Business Relationships."

     Stock Option Plans. Effective September 30, 1988, as amended September 10, 1996, the Company adopted an Incentive Stock Option Plan ("Plan"), in order to attract and retain the best available personnel for positions of responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company's business. The Plan authorizes the granting of options to officers, directors, and employees of the Company to purchase 600,000 shares of the Company's Common Stock subject to adjustment for various forms of recapitalization that may occur. No options may be granted after September 30, 1998, and the fair value of options granted to each optionee cannot exceed $100,000 per year.

     An employee must have six months of continuous employment with the Company before he or she may exercise an option granted under the Plan. Options under the Plan may not be granted at less than fair market value at the date of the grant. Options granted under the Plan are nonassignable and terminate three months after the optionee's employment ceases, except in the case of employment termination due to disability of the optionee, in which event the option expires twelve months from the date employment ceases. The Plan is administered by the Company's Board or by a committee selected by the Company's Board.

     As of September 30, 1996, options to purchase 557,000 shares of the Company's Common Stock at $.625 per share through September 8, 2006 were outstanding and exercisable.

     On April 8, 1996, as amended on September 10, 1996, the Company adopted the 1996 Incentive and Nonstatutory Option Plan ("1996 Plan") in order to attract and retain the best available personnel for positions of responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company's business. The 1996 Plan authorizes the granting of options to officers, directors, employees and consultants of the Company to purchase 1,250,000 shares of the Company's Common Stock subject to adjustment for various forms of recapitalization that may occur. No option may be granted after April 8, 2006.

     Under the 1996 Plan, inventive stock options may only be granted to employees and nonstatutory stock options may be granted to consultants. Options may not be granted at less than fair market value at the date of the grant. Options granted are nonassignable and terminate three months after the optionee's employment ceases, except in the case of employment termination due to disability of the optionee, in which event the option expires twelve months from the date employment ceases. The 1996 Plan is administered by the Company's Board or by a committee selected by the Company's Board.

     Effective September 9, 1996, the Company granted under the 1996 Plan to 22 employees options to purchase 1,250,000 shares at $.625 per share through September 9, 2009. As of September 30, 1996, options to purchase 660,000 shares were exercisable.

     The Company has adopted, subject to stockholder approval on or before September 9, 1997, the September 1996 Incentive and Nonstatutory Option Plan, as amended by a First Amendment ("September 1996 Plan"), in order to attract and retain the best available personnel for positions of responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company's business.

     The September 1996 Plan authorizes the granting of options to officers, directors, employees and consultants of the Company to purchase 2,500,000 shares of the Company's Common Stock subject to adjustment for various forms of recapitalization that may occur. The terms and conditions of the September 1996 Plan are similar to that discussed for the 1996 Plan.

     Effective September 10, 1996, the Company granted under the September 1996 Plan, to 29 employees, subject to stockholder approval, options to purchase
1,243,000 shares of the Company's Common Stock at $.625 per share through December 31, 2009. As of September 30, 1996, options to purchase 563,000 shares were exercisable.

     As of September 30, 1996, the Company had granted nonqualified stock options to certain officers and employees at an exercise price of $.95 per share. These options are exercisable and expire August 25, 1997.

     Employee Stock Ownership Plan. On September 22, 1989, the Company's Board adopted an Employee Stock Ownership Plan ("ESOP") which provides in pertinent part that the Company may annually contribute tax deductible funds to the ESOP, at its discretion, which are then allocated to the Company's employees based upon the employees' wages in relation to the total wages of all employees in the ESOP.

     The ESOP provides that more than half of the assets in the ESOP must consist of the Company's Common Stock. The ESOP is administered by a board of trustees under the supervision of an advisory committee, both of which are appointed by the Company's Board. As of December 11, 1996, the ESOP owned 517,900 shares of the Company's Common Stock and no other marketable securities. The ESOP also had an outstanding bank loan of $350,000, which was secured by the stock in the ESOP and was guaranteed by the Company. Employees become vested in the shares of the Company's Common Stock after six years in the ESOP. Executive officers participate in the ESOP in the same manner as other employees. Employees are 20% vested after two years, vesting an additional 20% each year up to 100% after six years in the ESOP.

     Savings Plans. The Company has three retirement saving plans covering all employees who are over 21 years of age and have completed one year of eligibility service. The plans meet the qualifications of Section 401(k) of the Internal Revenue Code. Under the plans, eligible employees can contribute through payroll deductions up to 15% of their base compensation. The Company makes a discretionary matching contribution equal to a percentage of the employee's contribution. Officers participate in the plans in the same manner as other employees. One of the Company's savings plans has purchased 283,700 shares of the Company's Common Stock.

     The Company has no other bonus, profit sharing, pension, retirement, stock purchase, deferred compensation, or other incentive plans.


                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning the grant of options by the Company to Robert L. Long during the year ended September 30, 1996. No options were granted by the Company to Dennis W. Olson or Robert A. Fitzner, Jr., during the year ended September 30, 1996.

                                       Option/SAR Grants in Last Fiscal Year
                                                 Individual Grants

                             Number of              % of Total
                            Securities             Options/SARs
                            Underlying               Granted to            Exercise or
                           Options/SAR's            Employees in               Base
     Name                   Granted (#)              Fiscal Year           Price ($/Sh)       Expiration Date
     ----                  -------------            ------------           -----------        ---------------

Robert L. Long             160,000(1)(2)                   9%              $    0.625           9/09/2006
                           640,000(1)(3)                  21%              $    0.625                  (3)

(1)  The options were granted to Mr. Long on September 10, 1996.

(2) Options to purchase 160,000 shares became exercisable on September 10, 1996.

(3) The option to purchase 640,000 shares became or becomes exercisable according to the following schedule: 160,000 of the shares became exercisable on January 1, 1997; 160,000 of the shares become exercisable on January 1, 1998; 160,000 of the shares become exercisable on January 1, 1999; and the remaining 160,000 shares become exercisable on January 1, 2000. The options expire ten years from the date of grant if not exercised.

                           AGGREGATED OPTION EXERCISES
                       IN LAST FISCAL YEAR AND FISCAL YEAR
                                END OPTION VALUES

     The following table sets forth information with respect to Dennis W. Olson and Robert L. Long concerning the exercise of options and warrants during the year ended September 30, 1996, and unexercised options and warrants held as of September 30, 1996. Robert A. Fitzner, Jr. does not own any options or warrants to purchase securities of the Company.

                                                                     Number of Securities
                                                                    Underlying Unexercised          Value of In-the-Money
                                                                          Options at                      Options at
                                                                    September 30, 1996(#)           September 30, 1996($)(1)
                               Shares Acquired    Value       -------------------------------     ----------------------------
Name                            on Exercise(#)  Realized($)   Exercisable/      Unexercisable     Exercisable/   Unexercisable
----                            -------------   ----------    -----------       -------------     -----------    -------------

Dennis W. Olson ...........         - 0 -         - 0 -         100,000              - 0 -            - 0 -         - 0 -

Robert L. Long ............         - 0 -         - 0 -         238,125(2)         640,000(2)         - 0 -         - 0 -

------------------------


(1) Value of unexercised in-the-money options or warrants is the market price of the underlying shares of Common Stock at September 30, 1996, less the exercise price of the options or warrants.

(2)      Includes options granted to Mr. Long on September 10, 1996.

     Compensation of Directors--Standard Arrangement. Directors of the Company receive no compensation for their services as directors. Directors of Secutron Corp., a subsidiary of the Company ("Secutron"), including Robert A. Fitzner, Jr., who are not also officers or employees of Secutron receive $30,000 annually.

     Employment Contracts and Termination of Employment and Change-In-Control Arrangements. There is no employment contract between the Company or RAF and Robert A. Fitzner, Jr. Robert L. Long and RAF have an agreement whereby Mr. Long receives commissions based on a percentage of the dollar amount of his clients' transactions and the dollar amount of all RAF corporate finance transactions and he receives one half of all warrants received by RAF as compensation for corporate finance transactions.

     Legally effective as of January 1, 1995, the Company entered into an employment agreement with its president, Dennis W. Olson. The employment agreement is for a term of three years ending January 1, 1998; provides for annual compensation and benefits; provides that upon full disability, Mr. Olson will be entitled to full salary for three months, two thirds salary for three months, and one half salary for six months; provides that the employment agreement shall be binding upon any successor to the Company; and provides that, upon the expiration of the employment agreement, the Company shall be required, at Mr. Olson's option, to purchase from him up to 500,000 shares of the Company's Common Stock at $1.00 per share.

     Transactions With Management and Others and Certain Business Relationships. Certain officers and directors of the Company have in the past made personal loans to the Company when it was in need of short term financing. Dennis Olson has made personal demand loans to the Company of which $50,000 remained outstanding as of September 30, 1996. Interest is paid to Mr. Olson by the Company at 11% per annum. All loan transactions with related persons have been on terms no less favorable than those available from third parties. It is probable that the Company will continue to engage in such borrowing activities in the future; however, there are currently no specific plans to do so.

     Robert A. Fitzner, Jr. became a director of the Company as a result of acquisition of the assets of RAFCO in April 1995. As a result of the acquisition, Mr. Fitzner received 4,784,705 shares of the Company's Common Stock and 5,000 shares of the Company's previously outstanding Series A Voting

Cumulative Preferred Stock ("Preferred Stock"). As a result of such acquisition transaction, the Company assumed the obligation to Mr. Fitzner on a 10% senior subordinated note due December 31, 2003 in the amount of $50,000. As a result of such acquisition transaction, the Company issued 2,500 shares of Preferred Stock to Earlene E. Fitzner, Mr. Fitzner's mother, and the Company assumed the obligation to pay a 10% senior subordinated note due December 31, 2003 in the principal amount of $150,000 to Mr. Fitzner's mother and assumed the obligation to pay a 10% senior subordinated note due December 31, 2003 in the principal amount of $50,000 to Mr. Fitzner's father, Robert A. Fitzner, Sr. These obligations were repaid during the year ended September 30, 1996, principally from proceeds received in the Company's private placement, which commenced on February 16, 1996 ("Private Placement").

     As a result of the acquisition of the assets of RAFCO, Kanouff Corporation became the beneficial owner of approximately 12.4% of the Company's outstanding Common Stock. Patricia M. Kanouff is an officer, director, and sole stockholder of Kanouff Corporation and John P. Kanouff, the husband of Patricia M. Kanouff, is an officer of Kanouff Corporation. John P. Kanouff was an officer, director, and stockholder of Hopper and Kanouff, P.C., a company providing legal services to clients, including the Company, RAF, and Secutron. During the year ended September 30, 1996, an aggregate of $208,720 was paid by the Company, RAF, and Secutron to Hopper and Kanouff, P.C. for legal services. During the fiscal year ended September 30, 1996, as part of the Private Placement transaction, the Company purchased the outstanding shares held by the Kanouff Corporation for $1,200,000 with proceeds from the Private Placement. During the fourth quarter of the year ended September 30, 1996, John P. Kanouff joined RAF as the managing director of its Corporate Finance Department.

     Robert L. Long became a director of the Company as a result of the acquisition of the assets of RAFCO. During 1992, the Company entered into an investment banking agreement with RAF. As of April 26, 1995, RAF became a wholly owned subsidiary of the Company. One of the terms of Mr. Long's employment by RAF is that he will receive a percentage of any investment banking fees received by RAF. Under the investment banking agreement, the Company would be obligated to pay a fee to RAF as a result of the reorganization transaction between the Company and RAFCO. RAF has agreed to waive its portion of any such investment banking fee. On April 26, 1995, the Company agreed to pay a merger and acquisition fee to Mr. Long in an amount to be determined by negotiation within a reasonable time after April 26, 1995. Mr. Long received $100,000 on December 15, 1995 representing this fee.

     Dennis W. Olson is currently an officer and a director of the Company. On April 27, 1995, the Company entered into an agreement to sell certain of its assets to McLeod USA Publishing Company ("McLeod") which was formerly known as Telecom* USA Publishing Company. Pursuant to the agreement, Mr. Olson and certain other employees of the Company entered into agreements not to compete with McLeod. As compensation for this noncompetition agreement, McLeod has paid $225,000 out of the total of $250,000 total noncompetition compensation to Mr. Olson. The Company also granted an option to McLeod to purchase additional assets of the Company which McLeod exercised on February 25, 1997. Mr. Olson and certain other employees of the Company entered into additional noncompete agreements with McLeod and were paid additional amounts in consideration for such noncompetition agreements, including a $312,500 payment to Mr. Olson. The Company repaid $150,000 in obligations to Mr. Olson during fiscal year 1996. These obligations related to short term financing provided to the Company by Mr. Olson.

     The Company does not have any independent directors. The directors who determine the compensation of management are the persons who constitute the management of the Company.

                         ACTIONS TO BE TAKEN AT MEETING

     The Meeting is called by the directors of the Company (the "Directors") to consider and act upon the following matters:

     (1)  The election of the Directors of the Company;

     (2)  Approve the September  1996  Incentive and  Nonstatutory  Stock Option
          Plan;

     (3) Authorize the Board of Directors of the Company to adopt an amendment to the Company's Articles of Incorporation at such time as the Board of Directors deems it appropriate to effectuate a reverse split of the Company's outstanding common stock in such manner as is deemed necessary by the Board of Directors of the Company in order for the Company to maintain its listing on the Nasdaq Small Cap Market or to obtain a listing on another trading system of the National Association of Securities Dealers, Inc., a national securities exchange or another securities trading market as selected by the Board of Directors of the Company in its sole discretion; and

     (4) Such other matters as may properly come before the Meeting or any adjournment thereof.

     The holders of a majority of the outstanding shares of Common Stock of the Company present at the Meeting in person or represented by proxy shall constitute a quorum. If a quorum is present, directors are elected by a plurality of the vote, i.e., the candidates receiving the highest number of votes cast in favor of their election will be elected to the Board. As to all other actions voted on at the Meeting, if a quorum is present, the affirmative vote of a majority of the shares entitled to vote at the Meeting shall be the act of the stockholders. Where brokers have not received any instruction from their clients on how to vote on a particular proposal, brokers are permitted to vote on routine proposals but not on nonroutine matters. The absence of votes on nonroutine matters are "broker nonvotes." Abstentions and broker nonvotes will be counted as present for purposes of establishing a quorum, but will have no effect on the election of directors. There are no dissenter's rights applicable to the election of directors, the adoption of the September 1996 Plan, or the amendment to the Company's Articles of Incorporation authorizing reverse stock splits as determined by the Board. Abstentions and broker nonvotes on proposals other than the election of directors, if any, will be counted as present for purposes of the proposal and will have the effect of a vote against the proposal.


                               PROPOSAL NUMBER ONE

                              ELECTION OF DIRECTORS

     The number of directors on the Company's Board has been established by the bylaws of the Company and by resolution of the Board as three directors. The terms of all of the current directors expire at this Meeting. Each director holds office until the next annual meeting of stockholders following his election and thereafter until his successor has been elected and qualified.

     The persons named in the enclosed form of Proxy will vote the shares represented by such Proxy for the election of the three nominees for directors named below. If, at the time of the Meeting, any of these nominees shall become unavailable for any reason, which event is not expected to occur, the persons entitled to vote the Proxy will vote for such substitute nominee or nominees, if any, as they determine in their sole discretion. If elected, Robert A. Fitzner, Jr., Dennis W. Olson and Robert L. Long will hold office until the annual meeting of stockholders to be held in 1998. The nominees for directors, each of whom has consented to serve if elected, are as follows:



     Name of                Director
     Nominee                  Since       Age                   Principal Occupation for Last Five Years
     -------                --------      ---                   ----------------------------------------
Robert A. Fitzner, Jr.        1995         51      President  and  Chief  Executive  Officer  of RAF since
                                                   1984,  Director  of RAF since  1986,  and a Director of
                                                   Secutron since 1986. Mr. Fitzner became Chairman of the
                                                   Board of the Company in February of 1996 and a Director
                                                   of the Company in May of 1995 after RAF became a wholly
                                                   owned subsidiary of the Company.

Dennis W. Olson               1977         57      President and a Director of the Company since 1977.

Robert L. Long                1995         64      Senior  Vice  President  and  Managing  Director of the
                                                   Corporate  Finance  Department  of RAF since 1990.  Mr.
                                                   Long became the Secretary of the Company in February of
                                                   1996 and a Director of the Company in May of 1995 after
                                                   RAF became a wholly owned subsidiary of the Company.


     THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF THE NOMINEES LISTED ABOVE.

                               PROPOSAL NUMBER TWO

     APPROVAL OF SEPTEMBER 1996 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN

     Summary. The Company's Board has adopted the September 1996 Incentive and Nonstatutory Stock Option Plan, as amended by a First Amendment (the "September 1996 Plan"), subject to stockholder approval at the Meeting. A copy of the September 1996 Plan is attached to this Proxy Statement as Exhibit A. The following is a brief summary of the September 1996 Plan, which is qualified in its entirety by reference to Exhibit A.

     Options granted under the September 1996 Plan may be either Nonstatutory Stock Options ("Nonstatutory Options") or Incentive Stock Options ("Incentive Options"). The purpose of the September 1996 Plan is to advance the interests of the Company, its stockholders and its subsidiaries by encouraging and enabling selected officers, directors, employees, and consultants of the Company, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock through the exercise of stock options.

     Amount of Common Stock Subject to Options Under the September 1996 Plan. The September 1996 Plan provides for the grant of stock options covering an aggregate of 2,500,000 shares of Common Stock. The number of shares of Common Stock subject to options is subject to equitable adjustments for any stock dividends, stock splits, reverse stock splits, combinations, recapitalizations, reclassifications or any other similar changes which may be required in order to prevent dilution. Any option which is not exercised prior to expiration or which otherwise terminates will thereafter be available for further grant under the September 1996 Plan. See "Stock Option Plans" above regarding Nonstatutory Options and Incentive Options outstanding as of September 30, 1996.

     Administration of the September 1996 Plan. The September 1996 Plan may be administered by the Board or by a committee appointed by the Board consisting of not fewer than two non-employee members of the Board (the "Committee"). Subject to the conditions set forth in the September 1996 Plan, the Board or the Committee has full and final authority to determine the number of shares to be represented by each option, the individuals to whom and the time or times at which such options shall be granted and be exercisable, their exercise prices and the terms and provisions of the respective agreements to be entered into at the time of grant, which may vary. The September 1996 Plan is intended to be flexible, and a significant amount of discretion is vested in the Board or the Committee with respect to all aspects of the options to be granted under the September 1996 Plan.

     Participants. Nonstatutory Options may be granted under the September 1996 Plan to any person who is or who agrees to become an officer, director, employee or consultant of the Company or any of its subsidiaries. Incentive Options may be granted only to persons who are employees of the Company or any of its subsidiaries. As of February 20, 1997, the Company and its subsidiaries had approximately 325 employees. The participants will not be required to pay any sums for the granting of options, but may be required to pay the Company for extending the options. As of March 6, 1997, the Board had granted Incentive Options to purchase 1,243,000 shares of the Company's Common Stock at a price of $.625 per share under the September 1996 Plan, all of which were granted to employees of the Company and all of which expire by September 9, 2006 if not previously exercised. Of these options, options to purchase 671,500 shares were granted to Robert L. Long, the only director or executive officer of the Company who was granted an option. The remaining options to purchase the remaining
571,500 shares were granted to employees of the Company who were not executive officers of the Company. The only persons, other than Robert L. Long, who were granted five percent or more of such options were John E. Shuster, John P. Kanouff and Troy G. Taggert who were granted options to purchase 75,000, 71,500 and 65,000 shares, respectively.

     Exercise Price. The exercise price of each Nonstatutory Option granted under the September 1996 Plan shall be determined by the Board or the Committee. The exercise price of each Incentive Option granted under the September 1996 Plan shall be determined by the Board or the Committee and shall in no event be less than 100% (110% in the case of a person who owns directly or indirectly more than 10% of the Common Stock) of the fair market value of the shares on the date of grant. The payment of the exercise price of an option may be made in cash or shares of Common Stock, as more fully described under "Consideration and Method of Payment" and "Exercise of Option" in the September 1996 Plan. Fair market value shall be determined by the Board or the Committee in accordance with the September 1996 Plan and such determination shall be binding upon the Company and upon the holder. The closing sale price of the Common Stock on March 6, 1997 was $.8125 per share.

     Terms of Options. Options may be granted for a term of up to 10 years (five years in the case of Incentive Options granted to a person who owns directly or indirectly more than 10% of the Company's outstanding Common Stock), which may extend beyond the term of the September 1996 Plan.

     Exercise of Options. The terms governing the exercise of options granted under the September 1996 Plan shall be determined by the Board or the Committee, which may limit the number of options exercisable in any period. Payment of the exercise price upon exercise of an option may be made in any combination of cash and shares of Common Stock, including the automatic application of shares of Common Stock received upon exercise of an option to satisfy the exercise price of additional options (unless the Board or the Committee provides otherwise). Where payment is made in Common Stock, such Common Stock shall be valued for such purpose at the fair market value of such shares on the date of exercise. In no event shall an option granted under the September 1996 Plan be exercisable prior to the date of stockholder approval of the September 1996 Plan.

     Nontransferability. Incentive Options granted under the September 1996 Plan are not transferable or assignable, other than by will or the laws of descent and distribution and, during the lifetime of the holder, options are exercisable only by the holder. Nonstatutory Options do not contain restrictions on transferability.

     Termination of Relationship. Except as Board or the Committee may expressly determine otherwise, if the holder of an Incentive Option ceases to be employed by or to have another qualifying relationship (such as that of director) with the Company or any of its subsidiaries other than by reason of the holder's death or permanent disability, all Incentive Options granted to such holder under the September 1996 Plan shall terminate immediately, except for Incentive Options which were exercisable on the date of such termination of relationship, which Incentive Options shall terminate 90 days after the date of such termination of relationship, unless such Incentive Options specify by their terms an earlier expiration or termination date. In the event of the death or permanent disability of the holder of an Incentive Option, options may be exercised to the extent that the holder might have exercised the options on the date of death or permanent disability for a period of up to 12 months following the date of death or permanent disability, unless by their terms the options expire before the end of such 12 month period.

     Amendment and Termination of the September 1996 Plan. The Board may at any time and from time to time amend or terminate the September 1996 Plan, but may not, without the approval of the stockholders of the Company representing a majority of the voting power present at a stockholders' meeting or represented and entitled to vote thereon, or by unanimous written consent of the stockholders, (i) increase the maximum number of shares of Common Stock subject to options which may be granted under the September 1996 Plan, other than in connection with an equitable adjustment, (ii) change the class of employees eligible for Incentive Options, or (iii) make any material amendment under the September 1996 Plan that must be approved by the Company's stockholders for the Board to be able to grant Incentive Options under the September 1996 Plan. No amendment or termination of the September 1996 Plan by the Board may alter or impair any of the rights under any option granted under the September 1996 Plan without the holder's written consent.

     Effective Date and Term of the September 1996 Plan. Options may be granted under the September 1996 Plan during its 10 year term, which commenced on September 10, 1997.

Certain Federal Income Tax Consequences.

     Incentive Options. The Company believes that with respect to Incentive Options granted under the September 1996 Plan, no income generally will be recognized by an optionee for federal income tax purposes at the time such an option is granted or at the time it is exercised. If the optionee makes no disposition of the shares so received within two years from the date the Incentive Option was granted and one year from the receipt of the shares pursuant to the exercise of the Incentive Option, the optionee will generally recognize long term capital gain or loss upon disposition of the shares.

     If the optionee disposes of shares acquired by exercise of an Incentive Option before the expiration of the applicable holding period, any amount realized from such a disqualifying disposition will be taxable as ordinary income in the year of disposition generally to the extent that the lesser of the fair market value of the shares on the date the option was exercised or the fair market value at the time of such disposition exceeds the exercise price. Any amount realized upon such a disposition in excess of the fair market value of the shares on the date of exercise generally will be treated as long term or short term capital gain, depending on the holding period of the shares. A disqualifying disposition will include the use of shares acquired upon exercise of an Incentive Option in satisfaction of the exercise price of another option prior to the satisfaction of the applicable holding period.

     The Company will not be allowed a deduction for federal income tax purposes at the time of the grant or exercise of an Incentive Option. At the time of a disqualifying disposition by an optionee, the Company will be entitled to a deduction for federal income tax purposes equal to the amount taxable to the optionee as ordinary income in connection with such disqualifying disposition (assuming that such amount constitutes reasonable compensation).

     Nonstatutory Options. The Company believes that the grant of a Nonstatutory Option under the September 1996 Plan will not be subject to federal income tax. Upon exercise, the optionee generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction for federal income tax purposes (assuming that such compensation is reasonable), in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. Gain or loss on the subsequent sale of shares received on exercise of a Nonstatutory Option generally will be long term or short term capital gain or loss, depending on the holding period of the shares.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE APPROVAL OF THE SEPTEMBER 1996 PLAN.

                              PROPOSAL NUMBER THREE

                 AUTHORIZATION OF BOARD OF DIRECTORS TO ADOPT AN
                   AMENDMENT TO THE ARTICLES OF INCORPORATION
                       TO EFFECTUATE A REVERSE STOCK SPLIT


     Summary. The Company's Common Stock is currently included on the Nasdaq Small Cap Market. In order for the Company's Common Stock to continue to be included on the Nasdaq Small Cap Market, the Company must satisfy certain maintenance requirements established by the National Association of Securities Dealers, Inc. ("NASD"). Currently included in the maintenance requirements is a provision that the minimum bid price per share of the Common Stock must be at least $1.00 unless the Company maintains a market value of public float of $1,000,000 and $2,000,000 in capital and surplus. As of February 20, 1997, the closing price of the Company's Common Stock on the Nasdaq Small Cap Market was $.656 per share. Because the Company satisfied the public float and capital and surplus maintenance requirement, the Company's Common Stock continues to be eligible to be included on the Nasdaq Small Cap Market.

     The Company understands that the NASD has now proposed amendments to the maintenance requirements that a company must satisfy for its securities to be continued to be included on the Nasdaq Small Cap Market. One of the proposed amendments states that the bid price of a company's securities cannot be less than $1.00 per share and eliminates the public float and capital and surplus exceptions. It is anticipated that these new maintenance requirements will be adopted in the near future. If so, the Company, based on the recent bid prices of the Company's common stock, would not be able to continue to have its Common Stock eligible to be listed on the Nasdaq Small Cap Market without the Company effectuating a reverse split in a sufficient amount to attempt to assure that the Company's Common Stock would have a minimum bid price of at least $1.00 per share. The Board believes that it is in the best interests of the Company's stockholders that the Company's Common Stock be included on the Nasdaq Small Cap Market or another securities trading market. Accordingly, in anticipation that the NASD will adopt the proposed amendments to the Nasdaq Small Cap Market maintenance requirements, the Board of Directors has requested that the stockholders of the Company authorize the Board to adopt an amendment to the Company's Articles of Incorporation at such time as the Board deems it appropriate to effectuate a reverse split of the Company's outstanding Common Stock in such manner as is deemed necessary by the Board in order for the Company to maintain its listing on the Nasdaq Small Cap Market or to obtain a listing on another trading system of the NASD, a national securities exchange or another securities trading market as selected by the Board in its sole discretion. If such authority is provided to the Board, it will enable the Board to effectuate a reverse split of the Company's outstanding Common Stock without further action by the stockholders and enable the Company to expeditiously effectuate a reverse split for the aforementioned purposes. Any fractional shares resulting from any reverse stock split will be rounded up to the next whole share.

     Effect of Reverse Stock Split on Stockholders. The amount of a reverse split and the date when a reverse split will occur, if at all, will be determined by the Board in its sole discretion. The reverse stock split will result in each stockholder of record, as of a specific record date to be determined by the Board, owning a proportionately smaller number of shares with the end result being that each stockholder maintains the proportionate number of shares in the Company that each stockholder owned prior to such reverse stock split. For example, with each of the following numbers used for hypothetical purposes only, if a stockholder owned 168,716 shares of the 16,871,557 shares outstanding on the record date determined by the Board, and if the Board effectuates a 1 for 10 reverse stock split, then subsequent to the reverse stock split such stockholder would own 16,872 shares of the 1,687,156 shares outstanding. The stockholder would maintain a 10% ownership interest in the outstanding common stock both prior to and subsequent to the hypothetical reverse stock split. It is likely that the $.01 par value of the Company's Common Stock would also be increased proportionately to the amount of the reverse split. A reverse stock split effectuated by the Board would not, by itself, result in any taxable distributions or any dilution to the stockholders.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE AUTHORIZATION OF THE BOARD TO ADOPT AN AMENDMENT TO THE ARTICLES OF INCORPORATION.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's principal independent public accountants for the fiscal year ended September 30, 1996 were KPMG Peat Marwick LLP. The Board has not met to select the principal independent public accountants for the fiscal year ended September 30, 1997, although it is anticipated that KPMG Peat Marwick LLP will be selected as the Company's principal independent public accountants for the fiscal year ended September 30, 1997. Representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting, have an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

     On September 1, 1995, the Company's former independent public accountants, Eide Helmeke & Co. ("Eide"), resigned as the Company's principal independent public accountants. Eide's report on the Company's consolidated financial statements for the year ended September 30, 1994 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to any uncertainty, audit, scope or accounting principles. Following the Company's acquisition of the assets of RAFCO in April 1995, the Board recommended and approved a change in the Company's independent public accountants from Eide to KPMG Peat Marwick LLP. During the Company's year ended September 30, 1994, and during the interim period from October 1, 1994 through April 30, 1995, there were no disagreements with Eide on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Eide's satisfaction, would have caused it to make a reference to the subject matter of the disagreement in connection with its report. The Company engaged KPMG Peat Marwick LLP as the Company's principal independent public accountants on September 29, 1995.

                          ANNUAL REPORT TO STOCKHOLDERS

     This proxy statement is accompanied by a copy of the Company's Annual Report to Stockholders for the fiscal year ended September 30, 1996. The Company will provide without charge to each person to whom a copy of this Proxy Statement has been delivered, on the written request of such person, by first class mail or equally prompt means, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996, as filed with the Securities and Exchange Commission. Requests for such copies should be directed to Robert L. Long, Secretary, at the Company at its principal offices, One Norwest Center, 1700 Lincoln Street, 32nd Floor, Denver, Colorado, 80203.

                              STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the next annual meeting of the Company's stockholders must be received by the Company within a reasonable time prior to the mailing of the proxy statement for such Meeting but no later than November 1, 1997.

                             SOLICITATION OF PROXIES

     The cost of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to stockholders, will be borne by the Company. Solicitations will be made only by use of the mails, except that, if necessary to obtain a quorum, officers and regular employees of the Company may make solicitations of proxies by telephone or electronic facsimile or by personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the Company's shares held of record by such persons and the Company will reimburse them for their charges and expenses in this connection.

                                 OTHER BUSINESS

     The Company's Board does not know of any matters to be presented at the Meeting other than the matters set forth herein. If any other business should come before the Meeting, the persons named in the enclosed form of Proxy will vote such Proxy according to their judgment on such matters.

                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        ROBERT L. LONG, SECRETARY

Denver, Colorado
March 12, 1997